SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K
                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 18, 1999



                         THE PANDA PROJECT, INC.
        (Exact name of registrant as specified in its charter)



FLORIDA                      0-24030                      65-0323354
(State of other juris-     (Commission                   (IRS Employer
diction of incorporation)   File Number)                Identification
                                                               Number)

951 Broken Sound Parkway
Boca Raton, Florida                             33487
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:    (561) 994-2300



             ---------------------------------------------
     (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets
          -----------------------------------
The Panda Project, Inc. (the Company ) has entered into an agreement with Silicon Bandwidth, Inc. to sell its intellectual property portfolio as well as the fixed assets related to its interconnect and
semiconductor business.   As part of the sale , The Panda Project,
Inc. has restructured its outstanding loans with Helix PEI ( Helix ) that have been in default since February 15, 1999. Silicon Bandwidth, Inc. will assume such Helix loans upon closing. Additionally, the Company has entered into an agreement with the Convertible Preferred A Holders for conversion of the outstanding preferred shares into 21,333,333 common shares at a fixed price of $.261. The restructuring of both agreements is contingent upon the closing of the sale to Silicon Bandwidth, Inc. The transaction is subject to customary closing conditions, including the approval of the Company s shareholders. Helix and the Convertible Preferred A Holders have entered into a Voting Agreement with Silicon Bandwidth, Inc. and such holders own sufficient shares to assure the approval of the
transaction by the Company s shareholders.   The Company will receive
a 10% ownership interest in Silicon Bandwidth, Inc. which will initially be capitalized with $6,000,000.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (c)  Exhibits

2.1 Letter of Intent by Silicon Bandwidth, Inc.

2.2  Voting Agreement.

2.3  Agreement between Helix (PEI), Inc., The Panda Project, Inc.
     and Silicon Bandwidth, Inc.

2.4 The Exchange Agreement between Panda Project inc. and the Convertible Preferred A Holders.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE PANDA PROJECT, INC.


                                   By:  /s/ Melissa F. Crane
                                       -----------------------
                                        Melissa F. Crane
                                        Acting Chief Financial
                                        Officer
Dated:  May 18, 1999